Exhibit 99.1

President’s Letter to Shareholders

This past year has been one marked by significant milestones at Oragenics in key development programs. The successes have come about primarily due to the hard work and dedication of our employees and Directors, and to the loyalty of our shareholders. Every dollar spent this past year has been laser-focused on adding the greatest value to our technologies. With nine full time employees, Oragenics manages seven distinct technology development programs, each offering the potential for significant medical and commercial value.

I have now been President at Oragenics for eighteen months, and I’d like to take this opportunity to review, for our shareholders, what I believe to be our major accomplishments in 2006, and to share our goals for the coming year. This letter should be read in conjunction with the company’s most recently filed quarterly report on Form 10-QSB.

Probiora3™ mouthwash for maintaining oral health completed a proof-of-principle human trial in November 2006. The mouthwash was demonstrated to be both safe and effective in maintaining a healthy balance of bacteria in the mouth. Management felt strongly that it was time to find a suitable partner or partners that could conduct additional studies, formulate a finished product, scale-up the manufacturing process and distribute worldwide a product based on our Probiora3 technology. Our oral probiotic has attracted serious expressions of interest from a number of companies regarding the possibility of licensing the drug for sale in global markets. Oragenics is carefully weighing its options in order to find the right partners on the right terms. We do not have a finished product with a market history, and so the licensing process involves considerable due diligence on the part of both parties and may take several more months before a final agreement can be reached. As announced in November of 2006, we are actively committed to pursue the licensing/sale of our Probiora3 technology.

The MU1140™ antibiotic program has experienced a number of positive developments in 2006. The agent has been shown to be effective in a Staph-infected animal model system, has received a fourth US patent, and has had its unique mechanism of kill published in the September 15th issue of the prestigious journal, Science. Oragenics scientists are currently working on an improved purification step in order to produce material of sufficient quality for human clinical trials. This necessary step has set our preclinical studies program back by a few months, but we plan to have sufficient data on the newly purified MU1140 material to approach the FDA by mid year regarding the completeness of our preclinical package, and the appropriateness of our protocol for entering human clinical trials. We are also exploring partnering opportunities for the co-development of our novel anti-infective agent.

SMaRT Replacement Therapy™ remains as a potential blockbuster therapy for preventing tooth decay. We have worked very hard with the FDA reviewers to achieve agreement on the design of a clinical protocol to test our therapy in humans. Based on these discussions, we have recently submitted a revised protocol for FDA review. If acceptable to the FDA we could begin this study by mid-2007. We are also pursuing clinical sites overseas that can handle an FDA-approved protocol. Our Scientific Advisory Board that was formed in early 2006, under the leadership of Dr. Raman Bedi of King’s College, London, has been instrumental in identifying opportunities for the global pursuit of this truly innovative dental technology.

LPT3-04™ is a natural, small molecule with anti-obesity properties. The company filed for patent protection for this agent in early 2006 and we have been exploring the opportunities for this discovery to move forward both in the traditional pharmaceutical and in the dietary supplement areas. Management believes that this natural agent has attractive possibilities in the dietary supplement market where it can be distributed in the US without pre-market review by the FDA. We plan to conduct a human study in the second quarter of 2007 to determine the level of consumer acceptance and the weight loss potential for this agent. Oragenics will then actively seek licensing partners for this technology who can manufacture, promote and distribute a product or products directly to the consumer weight loss market in the US and globally.

Our DPOLT™ program for synthesizing novel antibiotics officially kicked off in July of 2006. The initial research was funded through a competitive grant awarded by the National Science Foundation. We also filed for patent protection in 2006 to cover our novel approach for producing small molecule antibiotics and bioactive peptides. Phase 1 support for this project ended in December 2006. Results to date have been encouraging and we are in the process of completing our feasibility studies and preparing a submission for Phase 2 support by July of 2007 in order to further develop this platform technology. If successful we could potentially be in a position to produce and evaluate approximately forty new peptide lantibiotics for application to a large number of important infectious diseases.

In November of 2006, we announced the acquisition of the iviGene Corporation, including its patent portfolio. This was an extremely significant event for Oragenics for a number of reasons. The IVIAT™ technology platform for identifying genes expressed during an infectious process has been utilized in studies at a number of prestigious research centers around the world. Our enabling patent will allow us to pursue royalty claims on any commercialized product resulting from these academic efforts. In addition, we have two significant product development programs being pursued internally that utilize the iviGene platform technologies. Our tuberculosis program, utilizing the IVIAT™ technology, has yielded a number of unique genetic markers of this disease and this discovery is the subject of a patent application that was filed in the second half of 2006. Nature Publishing estimates that a new diagnostic test for tuberculosis could have a notable impact on TB outcomes, reducing annual mortality by up to 625,000 lives. Oragenics is also involved in a collaborative colorectal cancer study utilizing a second iviGene technology, CMAT™. This research program represents the first effort to apply the powerful CMAT technology platform to the discovery of novel genetic markers of cancer.

In the past twelve months, Oragenics has obtained independent analyst coverage from Dutton Associates, and I presented at their healthcare investor conference in May. The company has been able to raise nearly $2.5 million in the past year to support its research efforts and to protect its intellectual property portfolio. Management feels that its efforts to add value to the company’s lead technologies in 2006 could result in one or more licensing deals in 2007. At this point, partnering represents the preferred strategy for funding our programs as we move forward, and this strategic activity should consume a significant part of management’s time over = the coming year. Nevertheless, we will continue to explore additional funding alternatives to sustain our development plans, including the cost of conducting clinical trials in 2007 for at least two of our lead products.

Oragenics is a biotechnology company pursuing novel solutions to some significant medical problems. The path of drug development, however, is long and expensive. Major developments do not occur on a predictable and regular basis. Nevertheless, you can be assured that Oragenics has a dedicated team of professionals committed to developing healthcare products that can benefit patients in need. Biotech research is always risky and delays are inevitable. However, with our full pipeline of early and mid-stage products, we have a better distribution of risk than other comparably-sized biotech companies, and therefore better odds of experiencing both near-term and long-term success for our shareholders.

I’d like to again thank you, our shareholders, for your continued support. If you have questions regarding your company, please call me at 381-418-4018 X222.

Sincerely,

Robert T. Zahradnik, Ph.D.

President & CEO

Contact:

Robert Zahradnik

Oragenics, Inc.

13700 Progress Blvd.

Alachua, FL 32605

386-418-4018 ext. 222

386-418-1660 (Fax)

www.oragenics.com

About Oragenics

Oragenics, Inc. is a biopharmaceutical company with a pipeline of proprietary technologies. The Company has a number of products in discovery, preclinical and clinical development, with a concentration in two main therapeutic areas: infectious disease and oncology. Oragenics’ core pipeline includes products for use in the treatment of dental and periodontal infectious diseases, systemic bacterial infections and obesity. In the discovery stage are three platform technologies for identifying biomarkers of infection, cancer and autoimmune diseases and for the solid state synthesis of bioactive peptides including small molecule antibiotics.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect Oragenics’ current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those set forth in our most recently filed annual report on Form 10-KSB and quarterly report on Form 10-QSB and other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.